Exhibit No. 31.1

I, Victor D. Grizzle, certify that:

1)	I have reviewed this report on Amendment No. 2 to Form 10-K/A of Armstrong World Industries, Inc.; and
2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:April 30, 2019

/s/ Victor D. Grizzle
Victor D. Grizzle
Director, President and Chief Executive Officer